UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 19, 2005

VERIDICOM INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-12382	95-2577731
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

21 Water Street, 5th Floor, Vancouver, British Columbia V6B 1A1
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 224-6206

Copies to:
Marc Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

3800-999 3rd Avenue, Seattle, Washington 98104-4023
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2005, Paul Mann resigned as the President of Veridicom International, Inc. (the “Company”), but will remain as the Chief Executive Officer and a member of the Board of Directors. Subsequent to the foregoing resignation, Daniel E. Stryker Jr. was appointed as the President of the Company.

Mr. Stryker has over 20 years of successful technology sales and business development experience, focusing in the areas of enterprise solutions integration, internet security, e-business strategies, business intelligence and telecommunications. From August 2001 to date, Mr. Stryker has served as the Founder and CEO of Global Access Integrated Network Services LLC,("GAINS LLC") based in Verona, NJ. GAINS LLC is a Biometric Systems Integrator that specialises in fingerprint biometric enrollment services, project management, and providing complete biometric identification integration solutions and services.From February 2000 to August 2001, Mr. Stryker was the Vice President, Business Development and Worldwide Sales at Y-Point Inc.,located in Hazlet, NJ. Y-Point Inc. was a back-end web development company and systems integrator specialising in financial services and project management.Prior to February 2000, Mr. Stryker was based in Madison, NJ and served as the Director,Strategic Sales with Veridicom Inc., of Santa Clara, CA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veridicom International, Inc.

Date: December 22, 2005	By:	/s/ Bashir Jaffer
	Name:	Bashir Jaffer
	Title:	Chief Financial Officer (Duly Authorized Officer)